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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Mid-Atlantic Realty Trust
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MID-ATLANTIC REALTY TRUST
170 West Ridgely Road, Suite 210
Lutherville, Maryland 21093

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 4, 2003

Dear Shareholders:

        The Annual Meeting of Shareholders of Mid-Atlantic Realty Trust ("MART") will be held at The Johns Hopkins School of Professional Studies, 10 N. Charles Street, Baltimore, Maryland 21201 on Friday, May 9, 2003, at 11:00 a.m. prevailing local time, for the following purposes:

  1.
  To elect seven Trustees to serve for the ensuing year and until the election and qualification of their successors;

  2.
  To consider and vote upon the selection of independent certified public accountants to audit the books and accounts of MART for calendar year 2003; and

  3.
  To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        Only the shareholders of record of MART at the close of business on March 14, 2003 will be entitled to notice of and to vote at the meeting.

        It is important that your shares be represented and voted at the meeting. You can vote your shares in person, or by mail by completing and returning the enclosed proxy card, or by telephone or Internet. Whether you are voting by mail, telephone or Internet, you must be careful to follow the instructions on or attached to the proxy card. You can revoke your proxy at any time prior to the meeting by timely and proper delivery to the Secretary of MART of written notice of such revocation or a duly executed later-dated proxy, by a later-dated telephone or Internet vote, or by voting in person at the meeting.

By Order of the Board of Trustees,
PAUL F. ROBINSON Secretary

MID-ATLANTIC REALTY TRUST
170 West Ridgely Road, Suite 210
Lutherville, Maryland 21093
(410) 684-2000

PROXY STATEMENT

        The Board of Trustees of Mid-Atlantic Realty Trust ("MART") is soliciting proxies in connection with the Annual Meeting of the Shareholders of MART to be held on May 9, 2003, and any adjournments or postponements thereof. The approximate date this Proxy Statement and proxy card are being sent to shareholders is April 4, 2003.

        Only holders of record of MART's common shares of beneficial interest, par value $.01 per share (the "Shares"), at the close of business on March 14, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 18,070,685 Shares were outstanding and entitled to vote at the meeting, with each Share entitled to one vote.

        You can vote your Shares in person, by mail, over the telephone or through the Internet. You can vote by mail by completing and mailing the proxy card in the postage paid envelope provided, over the telephone by dialing a toll-free telephone number and following the instructions printed on the proxy card, or through the Internet by following the instructions printed on the proxy card. If you vote through the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet facilities for shareholders will close at 9:00 a.m. E.S.T. on May 9, 2003.

        The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

        The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person. If your Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

        You can revoke a proxy at any time by voting at the meeting, or by timely and proper delivery to the Secretary of MART prior to the meeting of written notice of such revocation or a duly executed later-dated proxy, or by a later-dated telephone or Internet vote. All Shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your Shares should be voted on a matter, the Shares represented by your properly completed proxy will be voted as the Board of Trustees recommends.

        If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we do not anticipate that any other matters would be raised at the meeting.

BENEFICIAL OWNERSHIP

        The following table reflects the names and addresses of the only persons known to MART to be the beneficial owners of 5% or more of the Shares as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within 60 days upon the exercise or conversion of warrants, options and convertible securities (assuming no exercise or conversion of any other outstanding warrants, options and convertible securities). The following information is based on data contained in Schedules 13G filed with the Securities and Exchange Commission:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
David L. Babson & Co., Inc. One Memorial Drive Cambridge, Massachusetts 02142-1300	2,118,400	11.7%

ELECTION OF TRUSTEES

        A Board of Trustees of seven persons is to be elected by the shareholders. All of the nominees will be elected as Trustees to serve until the 2004 Annual Meeting of Shareholders and until their respective successors have been elected and qualify. Under MART's Declaration of Trust and Maryland law, Trustees are elected by a plurality vote, which means the affirmative vote of holders of a majority of the Shares present (in person or by proxy) and voted at the meeting. Consequently, withholding of votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

        Unless otherwise directed or authority to vote is withheld, your proxy will be voted in favor of the election as Trustees of the following nominees, all of whom are currently Trustees of MART. The Board of Trustees does not know of any nominee who will be unable to serve, but if any of them becomes unable to serve, the proxies may be voted with discretionary authority for the election of other persons as Trustees.

Name	Principal Occupation During the Last Five Years	Age	Trustee Since
David F. Benson	Financial Consultant since December 1, 2000; prior thereto, Consultant to Meditrust Corporation (a publicly owned real estate investment trust) from February through November, 2000; prior thereto, President, CEO and Director of Meditrust Corporation	54	1993
Marc P. Blum	Chief Executive Officer of World Total Return Fund Limited Partnership and U.S.A. Fund Limited Partnership (private investment funds); Of Counsel to Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC	60	1993

Robert A. Frank	President, Intellectual Capital Markets, Inc. (financial services firm engaged in research and capital management) since September 1, 2000; prior thereto, Executive Vice President, Legg Mason Wood Walker, Inc. (a publicly owned investment banking firm) beginning January, 2000; prior thereto, Executive Vice President, Director of Research and co-Head of Capital Markets beginning September 1996	53	1993
LeRoy E. Hoffberger	Chairman of the Board of MART; President of CPC, Inc. (real estate investments); Chairman of the Board of Merchants Terminal Corp. (warehouse company); Of Counsel to Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC	77	1993
F. Patrick Hughes	President and Chief Executive Officer of MART	55	1993
M. Ronald Lipman	Member of Lipman, Frizzell & Mitchell, L.L.C. (real estate consultants)	64	1993
Daniel S. Stone	President of Stone & Associates, Inc. (real estate developers and consultants); Chief Financial Officer of The Rehab Documentation Company, LLC (computer software venture)	58	1993

        Mr. Blum is also a director of thirteen funds in the Davis Fund complex, which are investment companies registered under the Investment Company Act of 1940. As indicated above, Mr. Blum and Mr. Hoffberger are Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, which is general outside counsel to MART. In their position as Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.

        In 2002, the Board of Trustees held five meetings. During that year, all Trustees attended at least 80% of all Board meetings and meetings of the committees on which they served.

Committees of the Board of Trustees

        The Board of Trustees has an Executive Compensation Committee, an Audit Committee, an Investment Committee and a Nominating Committee.

        The Audit Committee consists of Messrs. Blum (Chairman), Benson, Frank and Lipman, each of whom is independent consistent with the New York Stock Exchange listing standards. The Audit Committee is responsible for providing independent, objective oversight of MART's accounting functions and internal controls on behalf of the Board of Trustees. In carrying out its responsibilities, the Audit Committee meets with the Board and independent accountants to review MART's financial results and annual reports, discuss the financial statements, and the auditor's independence, and review with the auditors and management the internal accounting procedures and controls. The Audit

Committee is also responsible for the selection of the independent public accountants and for reviewing and approving or rejecting proposed related party transactions or conflicts of interest, if any. The Audit Committee acts under a written charter first adopted and approved by the Board in 2000, a copy of which was attached as Appendix A to MART's 2001 Proxy Statement. This Committee held one meeting in 2002.

        The Executive Compensation Committee consists of Messrs. Frank (Chairman), Benson and Blum. This committee makes recommendations to the Board regarding executive compensation policy generally, the actual compensation of Trustees and executive officers and benefit plans for management to be considered by the Board. The Executive Compensation Committee held seven meetings in 2002.

        The Investment Committee consists of Messrs. Lipman (Chairman), Stone and Hoffberger, with Mr. Hughes serving as a member ex officio. The Investment Committee, which held two meetings in 2002, studies potential acquisition opportunities, reviews the performance of MART's properties and evaluates development and redevelopment opportunities.

        The Nominating Committee, which consists of Messrs. Blum (Chairman), Benson and Stone, makes recommendations regarding nominations for Trustees and officers. The Nominating Committee would consider nominees recommended by shareholders upon timely written notice given to MART. The time period during which this notice must be given is specified at the end of this proxy statement under the caption "Submission of Shareholder Proposals to be Considered at the May 2004 Annual Meeting." The Nominating Committee held one meeting in 2002.

Trustee Compensation

        MART paid its Trustees (other than Mr. Hughes, who is employed as President and Chief Executive Officer of MART) a retainer of $12,000 per annum, $1,000 per meeting for each Board and committee meeting attended in person, and $500 for meetings attended by telephone. MART has a Deferred Compensation Plan pursuant to which non-management Trustees may defer receipt of their compensation through a deferred money account, in which the funds accrue interest at market rates, or in a deferred stock account, in which the funds are invested in MART Shares. The Trustee of the Deferred Compensation Trust is directed to vote Shares in the Trust in accordance with the instructions of the Board of Trustees.

MART Employee Retention Cash Bonus Plan

        The Board of Trustees in May of 2001 adopted a cash incentive pool plan called the MART Employee Retention Cash Bonus Plan. The purpose of the plan is to align the interests of management with the interests of the shareholders in the event a proposal is made for MART to engage in an extraordinary transaction involving the sale of MART and to protect the interests of MART in that event. This is accomplished by incentivizing management to perform in a manner that would enhance and maximize shareholder values by providing the highest possible consideration, rather than focusing on the management issues, and by ensuring the retention of valued employees. Under the plan, in the event a proposal is made for MART to engage in an extraordinary transaction, an incentive pool in the amount of 1% of the total consideration of the transaction will be created in order for management to participate with the shareholders in the increased value of the transaction (including but not limited to Mr. Hughes and Mr. Robinson). Of such pool, 16% shall be allocated to Trustees (excluding Mr. Hughes), 50% to senior management and 34% to other officers and key employees. To be entitled to receive the bonus, senior management and certain other officers and key employees are required to commit to comply with non-competition, non-solicitation and confidentiality agreements that prohibit certain activities after the extraordinary transaction is completed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that MART's Trustees and executive officers and each person who owns more than 10% of MART's Shares file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To MART's knowledge, based on written certifications received from such persons, all reports required to be so filed by such persons have been filed on a timely basis. MART believes that all of its Trustees and executive officers, and all persons owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2002.

INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

        The following table reflects, as of the Record Date, the number of Shares owned by each Trustee and named executive officer, each nominee to become a Trustee and by all Trustees and executive officers as a group. Share ownership of Trustees and executive officers is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes Shares that a person has the right to acquire within 60 days upon exercise of options or warrants and conversion of securities.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
David F. Benson	40,802		0.2%
Marc P. Blum	438,172	(2)	2.4%
Robert A. Frank	46,857		0.3%
LeRoy E. Hoffberger	219,796	(3)	1.2%
F. Patrick Hughes	327,494		1.8%
M. Ronald Lipman	72,324		0.4%
Daniel S. Stone	47,091		0.3%
Paul F. Robinson	198,192		1.1%
Deborah R. Cheek	6,607		0.0%
All Trustees and Executive Officers as a Group (9 persons included)	1,429,322	(4)	7.9%

(1)
Includes 38,000 Shares, 38,000 Shares, 10,000 Shares, 16,000 Shares, 0 Shares, 0 Shares, 38,000 Shares, 1,333 Shares and 0 Shares subject to immediately exercisable options granted pursuant to the Company's 1993 Omnibus Share Plan and the 1995 Stock Option Plan to each of Messrs. Benson, Blum, Frank, Hoffberger, Hughes, Lipman, Stone, Robinson and Ms. Cheek respectively.

(2)
Includes 399,481 Shares held by World Total Return Fund Limited Partnership and by U.S.A. Fund Limited Partnership, investment funds of which Mr. Blum is the President and CEO of the General Partner and in which he holds a substantial interest.

(3)
Excludes 134,624 Shares owned by the Hoffberger Foundation, Inc., a charitable foundation of which Mr. Hoffberger is an officer and director. The number of Shares in the above table includes 95,000 Shares owned by CPC, Inc., a corporation of which Mr. Hoffberger is a director, stockholder and executive officer and includes 25,749 Shares registered in the name of Mr. Hoffberger as co-trustee under two trust agreements.

(4)
Includes 31,987 Shares held by the Trustees' Deferred Compensation Trust which the Board of Trustees has the power to vote.

EXECUTIVE COMPENSATION

        The following table reflects, with respect to the chief executive officer and each executive officer of MART whose annual compensation exceeded $100,000 in 2002, the aggregate amounts paid to or accrued for such officers as compensation in 2002, 2001 and 2000.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus($)	Other Annual Compensation($)(1)	Restricted Stock Award($)			Securities Underlying Options	All Other Compensation($)(2)
F. Patrick Hughes President and Chief Executive Officer	2002 2001 2000	$ $ $	325,000 285,000 285,000	325,000 285,000 141,250	13,125 7,800 7,800	$	— — 177,183	(3)	— — 104,000	807 807 807
Paul F. Robinson Executive Vice President, Secretary and General Counsel	2002 2001 2000	$ $ $	225,000 190,000 190,000	225,000 190,000 87,500	9,149 14,035 7,521	$	— — 118,125	(3)	— — 69,333	1,264 1,264 1,580

(1)
Consists of car allowance and amounts reimbursed under MART's executive medical reimbursement plan.

(2)
Consists of premiums paid by MART on term life insurance policies on the lives of Messrs. Hughes and Robinson the proceeds of which are payable to their respective heirs or estates.

(3)
Reflects grants of restricted Shares that were made pursuant to the 1997 Restricted Share Plan. Mr. Hughes and Mr. Robinson received grants of 15,000 and 10,000 Shares, respectively, valued at $11.8125 per Share as of September 29, 2000, the date of grant. With respect to each grant, the Shares vest as follows: 10% vest on January 1, 2001 and 90% vest at a rate of 10% on each of January 1, 2002 through 2010. Unvested Shares are subject to forfeiture in the event of termination of employment (other than in a change in control of MART) and are restricted as to transfer. Mr. Hughes and Mr. Robinson have the right to vote and receive dividends on the Shares. At December 31, 2002, the aggregate restricted Share holdings were 114,000 Shares for Mr. Hughes and 75,998 Shares for Mr. Robinson. The aggregate value of all restricted Share holdings at December 31, 2002 was $1,983,600 for Mr. Hughes and $1,322,365 for Mr. Robinson.

        The following table reflects certain information regarding options exercised during and held as of the end of the last fiscal year. No options were granted during the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise of Options	Value Realized on Exercise of Options	Number of Securities Underlying Unexercised Options at FY End Exercisable/Unexercisable	Value of Unexercised In-the- Money-Options at FY End Exercisable/Unexercisable
F. Patrick Hughes	116,000	$351,000	0/16,000	$0/$94,400
Paul F. Robinson	75,400	$224,829	0/10,667	$0/$62,935

Executive Employment Agreements

        MART has Executive Employment Agreements ("Agreements") with F. Patrick Hughes and Paul F. Robinson. Under the Agreements, the annual base salary for each of Messrs. Hughes and Robinson for the last fiscal year was $325,000 and $225,000 respectively. The Agreements provide annual increases of at least one-half of the annual increase in the Consumer Price Index. The term of each Agreement is at all times two years. In the event of the termination of employment due to a change of control in MART, all compensation payable to the executive for the remainder of the employment period becomes immediately due and payable. At the election of the executive, such compensation may be payable in a lump sum, discounted to present value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Executive Compensation Committee consists of Messrs. Benson, Blum and Frank. Mr. Blum and Mr. Hoffberger are Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, which is general outside counsel to MART. During 2002, MART paid legal fees to that firm for services rendered in the amount of $404,536. As Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.

        During 2002, Mr. Hughes served on the Board of Directors of Hoffberger Holdings, Inc., a company in which Mr. Hoffberger is the Chairman of the Board and Chief Executive Officer.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

        The compensation of members of management of MART is determined by the Board of Trustees based upon the recommendation of the Executive Compensation Committee (the "Compensation Committee"). The Compensation Committee is comprised of independent Trustees, who are responsible for developing and implementing a comprehensive compensation program for management.

        Compensation Philosophy.    The philosophy of the Compensation Committee is to ensure that the interests of management and employees are identical to the interests of MART's owners—the shareholders. To that end, the Compensation Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock grants which will reward management and employees for adding shareholder value. Base salary is established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses provide short-term rewards for current accomplishments. Incentive stock options and restricted stock grants provide management and employees with a long-term investment in MART, the value of which is dependent upon their success in maximizing shareholder value.

        The commonly accepted measure of performance for a real estate investment trust ("REIT") is funds from operations. Generally, funds earned in cash from operations are the basis for distributions to shareholders as a dividend. To the extent management succeeds at increasing funds from operations and dividends, share prices and shareholder value should be increased. Creating long-term shareholder value, however, is not always consistent with increased short-term distributions. To properly reward management for achieving a well balanced result, the Compensation Committee believes that both short-term results as well as long-term values must be considered and recognized.

        The Compensation Committee also recognizes the individual functions of each employee and provides for individual goals to be attained by each person. While the favorable performance of MART as a whole is the basis for any reward, the performance by each employee is the most significant factor in determining awards. The compensation of Mr. Hughes as the chief executive officer of MART, however, is based upon the foregoing factors as well as the overall performance of MART and its management. As CEO, Mr. Hughes is responsible for the overall condition of the company and its resources, and his performance is evaluated by the Compensation Committee, in its discretion, on that basis as well as on objective criteria based on reaching certain financial and other benchmarks.

        Base Salary.    Base salary for senior management for fiscal year 2002 was based upon salaries paid to such personnel in the preceding year, with appropriate adjustments. It is the intention of the Compensation Committee to review MART's executive compensation structure to insure that MART has the continued ability to attract and retain high caliber executive talent. To that end, the Compensation Committee will take into account salaries of senior management of comparable companies within the REIT industry. The base salary for Mr. Hughes will be consistent with the base salaries of chief executive officers of peer companies.

        Incentive Bonuses.    The Compensation Committee has implemented a discretionary cash bonus program for management and employees. The program makes available a cash bonus pool consisting of a percentage of the amount by which MART's funds from operations for the year exceeds a specified increase over the preceding year. The Compensation Committee has also adopted a bonus program for operating personnel for exceeding annual goals. For example, personnel engaged in development and redevelopment of properties would be rewarded for achieving returns at or above specified levels. Management personnel may participate in such bonus pools. The purpose of this program is to closely align the interests of management and employees with the interests of MART's shareholders on a year to year basis. The performance of the chief executive officer will also be tied to the overall performance of MART and its management.

        In 1997, the Compensation Committee implemented an annual cash bonus program potentially equal to 100% of base salary for senior management, consisting of Mr. Hughes, as Chief Executive Officer, and Mr. Robinson, as Executive Vice President. Under the program, cash incentive compensation equal to 50% of base salary is available upon attainment of certain objectives. The other half is payable in whole or in part at the discretion of the Compensation Committee for company performance including, among other things, achieving significant total return and/or for exceptional performance relating to development, redevelopment and acquisition criteria.

        Long-Term Incentive Compensation Plans.    To promote the best long-term benefits to MART and its shareholders and to provide incentives for MART's Trustees, officers and employees, MART has a Restricted Share Plan, an Omnibus Share Plan and a Stock Option Plan.

        Restricted Share Plan.    In 1997, the Compensation Committee recommended, and the Board of Trustees approved, a Restricted Share Plan. The Compensation Committee believes that the grant of restricted share awards ("Restricted Shares") provides a long-term incentive to such persons who contribute to the growth of MART and establishes a direct link between compensation and shareholder return. Shares awarded are subject to such terms, conditions and restrictions as may be determined by the Compensation Committee, subject to the provisions of the Restricted Share Plan. The restrictions may include stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by participants of MART's Share ownership goals. The Compensation Committee may vary the grants of Restricted Shares based on a subjective assessment of MART's overall performance in relation to long-term goals and plans. In determining the individuals to whom awards will be made and the amounts of the grants, the Compensation Committee considers the relative position and responsibilities of each executive officer, past performance of each officer to MART, total shareholder return relative to peer companies, growth in funds from operations over time and a review of competitive compensation for executive officers of similar rank in peer companies.

        Stock Option Plans.    The Compensation Committee determines stock option grants under MART's Omnibus Share Plan and 1995 Stock Option Plan. The purpose of these plans is to provide equity-based incentive compensation based on the long-term appreciation in value of MART's Shares and to promote the interests of MART and its shareholders by encouraging greater management ownership of MART's Shares. Because the value of stock options granted to an executive is directly related to MART's success in enhancing its market value over time, the Compensation Committee feels that its stock option plans have been very effective in aligning the interests of management and shareholders.

        Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to MART's funds from operations. Options are also used to provide incentives to newly-promoted officers at the time they are asked to assume greater responsibilities. In evaluating option grants, the Compensation Committee considers prior grants and Shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The terms of the options, including vesting, exercisability and term, are determined by the Compensation Committee, subject to the provisions of the plans. Most of the awards granted or to be granted under these plans vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship with MART. Share options are typically granted at prevailing market price, and therefore will only have value if MART's Share price increases over the exercise price. The Compensation Committee believes that the opportunity to acquire a significant equity interest in MART is a strong motivation for executive officers to maximize long-term value for MART's shareholders and promotes longevity and retention of key employees. Under the Omnibus Share Plan, the aggregate number of Shares available for issuance is the number of Shares equal to 7% of the outstanding shares of MART. The Omnibus Share Plan provides for accelerated vesting of awards in the event of an "Extraordinary Event" resulting in a change in control.

        Awards under the Omnibus Share Plan and 1995 Stock Plan have been and will continue to be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of MART.

        The foregoing report is submitted by the following Trustees of MART, comprising all of the members of the Compensation Committee of the Board of Trustees.

EXECUTIVE COMPENSATION COMMITTEE Robert A. Frank, Chairman David F. Benson Marc P. Blum

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Trustees is responsible for providing independent, objective oversight of MART's accounting functions and internal controls on behalf of the Board of Trustees. The Audit Committee is comprised of independent Trustees and acts under a written Audit Committee Charter. The Audit Committee Charter, first adopted by the Board of Trustees in 2000, was delivered to shareholders as Exhibit A to MART's 2001 Proxy Statement. Each member of the Audit Committee is independent as defined in the Audit Committee Charter and consistent with the New York Stock Exchange listing standards.

        The Audit Committee held one meeting during fiscal year 2002. In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements in the 2002 Annual Report with management and the independent auditors;

  •
  discussed with the independent auditors the matters covered by the Statement on Auditing Standards No. 61; and

  •
  received written disclosures and the letter from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor its independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in MART's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission. The Audit Committee and the Board of Trustees have also recommended, subject to shareholder approval, the selection of KPMG LLP as the Company's independent auditors for the year ended December 31, 2003.

        The foregoing report is submitted by the following Trustees of the Company, comprising all of the members of the Audit Committee of the Board of Trustees.

AUDIT COMMITTEE Marc P. Blum, Chairman David F. Benson M. Ronald Lipman Robert A. Frank

PERFORMANCE GRAPH

        The following graph tracks the cumulative total return for MART for fiscal years 1998 through 2002, compared to the S&P 500 and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index. The cumulative total return represents stock price appreciation and assumes reinvestment of all dividends paid during the indicated period. The graph assumes an investment of $100 on January 1, 1998.

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Mid-Atlantic Realty Trust	100.00	90.73	81.82	110.08	152.82	184.00
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
NAREIT All Equity REIT Index	100.00	83.10	79.31	100.58	113.49	117.62

SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        On the recommendation of the Audit Committee, the Board of Trustees has selected KPMG LLP, independent certified public accountants, to audit the books and accounts of MART for calendar year 2003. The Board of Trustees considers such accountants to be well qualified and recommends a vote in favor of their selection.

Audit Fees

        KPMG LLP billed MART an aggregate of $140,500 for the audit of MART's annual financial statements, review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in MART's quarterly reports on Form 10-Q for the first three quarters of 2002.

All Other Fees

        For the fiscal year ended December 31, 2002, KPMG LLP billed MART an aggregate of $24,280 for various tax advisory and compliance services requested by management. In addition, KPMG LLP billed MART $12,500 for assistance provided to MART's Controller in the recording of FASB 13 straight-line rent adjustment.

Audit Committee Consideration

        After due consideration, the Audit Committee has concluded that the provision by KPMG LLP of the services described above, other than the Audit Fees, is not incompatible with the maintenance by KPMG LLP of its independence.

Vote

        Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

        The Board of Trustees unanimously recommends that you vote FOR the appointment of KPMG LLP as independent certified public accountants.

SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
AT THE 2004 ANNUAL MEETING

        Any shareholder desiring to present a proposal to be included in the proxy statement and voted on by the shareholders at the 2004 Annual Meeting of Shareholders must submit proposals in writing to MART's Secretary at its principal executive offices no later than December 1, 2003 and no earlier than November 1, 2003. The form and substance of such proposals must satisfy requirements established by MART's bylaws and the Securities and Exchange Commission. If the notice is submitted in a timely and proper manner, MART may describe the proposal in its proxy statement and thereby retain its discretionary authority to vote on that proposal. If the notice of a stockholder nomination or proposal is not timely received, MART will be authorized to exercise discretionary authority with respect to the nomination or proposal.

OTHER MATTERS

        The solicitation of proxies will be made by mail at MART's expense, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to shareholders.

        The Board of Trustees of MART is not aware of any other matter which may be presented for action at the meeting, but should any other matter requiring a vote of the shareholders arise, including any adjournments of the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

        Shareholders who do not plan to attend the Annual Meeting are urged to vote over the Internet or by telephone or complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Trustees,
PAUL F. ROBINSON Secretary
Dated: April 4, 2003

QuickLinks

BENEFICIAL OWNERSHIP
ELECTION OF TRUSTEES
INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING
OTHER MATTERS